CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Malvern Funds of our report dated November 12, 2020, relating to the financial statements and financial highlights, which appears in Vanguard U.S. Value Fund’s Annual Report on Form N-CSR for the year ended September 30, 2020, and of our reports dated November 17, 2020, relating to the financial statements and financial highlights, which appear in Vanguard Short-Term Inflation-Protected Securities Index Fund, Vanguard Institutional Short-Term Bond Fund, Vanguard Institutional Intermediate-Term Bond Fund, Vanguard Core Bond Fund and Vanguard Emerging Markets Bond Fund’s Annual Reports on Form N-CSR for the year ended September 30, 2020. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 27, 2021